UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2017 (the “Amendment Effective Date”), Global Eagle Entertainment Inc. (“we” or the “Company”) entered into a First Amendment and Limited Waiver to Credit Agreement (the “Amendment”) dated as of May 4, 2017, among the Company, the guarantors party thereto, the Lenders (as defined below) party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), relating to the Credit Agreement dated as of January 6, 2017 (the “Credit Agreement”), among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time (each, a “Lender” and collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent, L/C issuer and swing line lender. We filed the Credit Agreement (the “Original Credit Agreement”) as Exhibit 10.1 to our Current Report on Form 8-K filed with the United States Securities and Exchange Commission on January 12, 2017. Capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Credit Agreement, as amended by the Amendment (as so amended, the “Amended Credit Agreement”).

Under the Amendment, the Administrative Agent and the Lenders party thereto waived (with retroactive effect to March 31, 2017) all Defaults and Events of Default arising from the Company’s failure to deliver: (i) by March 31, 2017, its audited annual financial statements for the year ended December 31, 2016 (together with the related audit report and opinion from the Company’s independent accountants and the other items required by the Amended Credit Agreement to be delivered therewith, the “Annual Financial Statement Deliverables”), which waiver shall remain in effect so long as (A) the Company issues an earnings release for the fiscal quarter ended December 31, 2016 (the “Earnings Release”) on or prior to June 30, 2017 and (B) the Company delivers the Annual Financial Statement Deliverables to the Administrative Agent on or prior to July 31, 2017; (ii) within 45 days after March 31, 2017, its unaudited financial statements for the quarter ended March 31, 2017 (together with the other items required by the Amended Credit Agreement to be delivered therewith, the “Quarterly Financial Statement Deliverables”), which waiver shall remain in effect so long as (A) the Company issues the Earnings Release on or prior to June 30, 2017 and (B) the Company delivers the Quarterly Financial Statement Deliverables to the Administrative Agent on or prior to July 31, 2017; and (iii) within 120 days after December 31, 2016, its consolidated 2017 budget (the “Projections”), which waiver shall remain in effect so long as the Company delivers the Projections to the Administrative Agent no later than May 31, 2017. Failure to issue the Earnings Release or deliver any of the Annual Financial Statement Deliverables, the Quarterly Financial Statement Deliverables or the Projections on or prior to the applicable dates described above will constitute an immediate Event of Default under the Amended Credit Agreement.

In addition, on and after the Amendment Effective Date, Initial Term Loans will bear interest on the outstanding principal amount thereof at a rate per annum equal to either (i) the Base Rate plus 6.00% or (ii) the Eurocurrency Rate for each Interest Period plus 7.00%, which in both cases is an increase of 100 basis points from the interest rates under the Original Credit Agreement. Until the Company delivers its financial statements for the quarter ending June 30, 2017, Revolving Credit Loans will bear interest at a rate equal to either (i) the Base Rate plus 6.00% or (ii) the Eurocurrency Rate or EURIBOR Rate plus 7.00%, which in both cases is an increase of 100 basis points from the interest rates under the Original Credit Agreement. Following delivery of those financial statements, Revolving Credit Loans will bear interest at a rate based on the Base Rate, Eurocurrency Rate or EURIBOR Rate, plus an interest-rate spread thereon that varies from 5.50% to 6.00% (versus 4.50% to 5.00% under the Original Credit Agreement) for the Base Rate and from 6.50% to 7.00% (versus 5.50% to 6.00% under the Original Credit Agreement) for the Eurocurrency Rate and EURIBOR Rate based on the Company’s Consolidated First Lien Net Leverage Ratio.

The Amendment further provides that the required quarterly principal amortization payments will be equal to: (i) 0.625% of the original aggregate principal amount of the Initial Term Loans for each of the first eight quarterly payment dates after the Amendment Effective Date; and (ii) 1.25% of the original aggregate principal amount of the Initial Term Loans for each quarterly payment date occurring thereafter. Under the Original Credit Agreement, the required quarterly principal amortization payments were 0.25% of the original aggregate principal amount of the Initial Term Loans until the Maturity Date.

The Amendment provides that in connection with any voluntary prepayment of Initial Term Loans the Company will pay a prepayment premium equal to: (i) the Applicable Premium for prepayments consummated prior to the second anniversary of the Amendment Effective Date; (ii) 2.0% of the aggregate principal amount of any prepaid Initial Term Loans for prepayments consummated on or after the second anniversary of the Amendment Effective Date but prior to the third anniversary of the Amendment Effective Date; and (iii) 1.0% of the aggregate principal amount of any prepaid Initial Term Loans for prepayments consummated on or after the third anniversary of the Amendment Effective Date but prior to the fourth anniversary of the Amendment Effective Date. No prepayment premium will apply to prepayments made on or after the fourth anniversary of the Amendment Effective Date. (The Original Credit Agreement provided for a prepayment premium equal to: (i) an Applicable Premium (as defined under the Original Credit Agreement) for prepayments consummated prior to January 6, 2018; (ii) 2.0% of the aggregate principal amount of any prepaid Initial Term Loans for prepayments consummated on or after January 6, 2018 but prior to January 6, 2019; and (iii) 1.0% of the aggregate principal amount of any prepaid Initial Term Loans for prepayments consummated on or after January 6, 2019 but prior to January 6, 2020; and there was no prepayment premium for prepayments made on or after January 6, 2020.) Under the Amended Credit Agreement, the “Applicable Premium” is an amount equal to the present value (at the prepayment or repayment date) of the premium that would be payable with respect to the prepaid Initial Term Loans if such prepayment were occurring on the day after the second anniversary of the Amendment Effective Date (i.e., 2.0%) plus all cash interest that would be due and payable on the prepaid Initial Term Loans from such prepayment date to the second anniversary of the Amendment Effective Date at the interest rate then in effect for the Initial Term Loans, computed using a discount rate equal to the Treasury Rate plus 50 basis points.

Under the Amendment, the Company has agreed to furnish on a Current Report on Form 8-K no later than May 31, 2017: (i) a range of its estimated adjusted EBITDA for the fiscal quarter ended December 31, 2016, with the difference between the high end and low end of that range to be no greater than $5,000,000; and (ii) its consolidated cash balance, the cash balance of its foreign subsidiaries and the then outstanding balance under the Revolving Credit Facility, in each case as of the date of such Current Report or a recent date prior thereto.

Further, the Amended Credit Agreement requires compliance, on a quarterly basis, with a maximum permitted Consolidated First Lien Net Leverage Ratio, such that for each quarter ending on and after March 31, 2017 through and including June 30, 2019, the Company’s Consolidated First Lien Net Leverage Ratio may not exceed 4.50 to 1.00 (increased from 4.25 to 1.00 under the Original Credit Agreement). The Amendment also, among other things, (i) permanently eliminates the maximum amount of Incremental Commitments the Company could have incurred under the original Credit Agreement and (ii) temporarily reduces or eliminates various dollar baskets (and, where applicable, the related “grower” baskets that increase the dollar amount of baskets as and if the Company’s Consolidated EBITDA increases over time) in the negative covenants relating to liens, investments, indebtedness, restricted payments and prepayments of subordinated indebtedness until such time as the Company is in pro forma compliance with a Consolidated Total Net Leverage Ratio of 3.50 to 1.00. The reductions described in clause (ii) above will be automatically (and permanently) lifted when the Company delivers a Compliance Certificate demonstrating that the Consolidated Total Net Leverage Ratio is less than or equal to 3.50 to 1.00.

In connection with the Amendment, the Company paid to each Leader who consented to the Amendment a consent fee equal to 1.0% of the aggregate principal amount of the Revolving Credit Commitments and outstanding Term Loans held by such Lender as of the Amendment Effective Date.

We qualify the foregoing summary of the Amendment by reference to the full text of the Amendment, a copy of which we have filed as Exhibit 10.1 hereto and incorporate by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
	Name:	Paul Rainey
	Title:	Chief Financial Officer

Dated: May 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment and Limited Waiver to Credit Agreement dated as of May 4, 2017, among Global Eagle Entertainment Inc., the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent.

5